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Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated October 31, 1996 on the statement of revenue and certain expenses of the Delaware Corporate Center Acquisition Property ("Delaware Corporate Center") included in the Form S-11 Registration Statement (No. 333-13969) of Brandywine Realty Trust. It should be noted that we have not audited any financial statements of the Delaware Corporate Center subsequent to December 31, 1995 or performed any audit procedures subsequent to that date.



                                                             ARTHUR ANDERSEN LLP
Philadelphia, Pa.,
 December 12, 1996
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Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated October 31, 1996 on the combined statement of revenue and certain expenses of the Equivest Management, Inc. Acquisition Properties ("700/800 Business Center Drive") included in the Form S-11 Registration Statement (No. 333-13969) of Brandywine Realty Trust. It should be noted that we have not audited any financial statements of 700/800 Business Center Drive subsequent to December 31, 1995 or performed any audit procedures subsequent to that date.



                                                             ARTHUR ANDERSEN LLP
Philadelphia, Pa.,
 December 12, 1996